UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 5, 2005

Medicsight, Inc

(Exact name of registrant as specified in its charter)

Delaware	0-26886	13-4148725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

46 Berkeley Square, London, United Kingdom		W1J 5AT
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	011-44-20-7598-4070

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.                                    Unregistered Sales of Equity Securities.

Between August 5, 2005 and August 12, 2005 the Company completed a sale of 444,252 shares of its common stock at $4.00 per share as part of a private placement pursuant to an exemption from registration under Regulation S promulgated under the Securities Act of 1933.  This raised approximately $1,599,000 (net of commissions and expenses), which will be used to fund ongoing operations and the acquisition of property and equipment at its majority-owned subsidiary, Medicsight PLC.

ITEM 5.02.                                    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 12, 2005 James Whale resigned as a director of Medicsight, Inc to concentrate on his other business interests.

On August 12, 2005 Medicsight, Inc appointed David Mason to the Board of Directors. A majority of the Company’s independent directors recommended the nomination to the Board. David has been with the Company for the last two years and is the CEO of the Company’s wholly owned subsidiary Medicsight USA, Inc.

David has been involved in the technology industry for over nine years.  He co-founded an Internet retail company, SpeedServe Inc, in 1994 with his brother and successfully grew the business from a two-person start-up into a 40-person organization selling books, videos, DVDs and Video Game hardware and software.  The company merged with Buy.com Inc in 1998 to create the 2nd largest Internet retailer behind Amazon.com.  Buy.com completed a successful IPO in February of 2000 and was listed on the NASDAQ as BUYX.  David was the CEO of Buy.com Europe, a joint venture between Buy.com, Softbank and Vivendi, and developed and launched the French and German businesses.  David has been featured on CNNfn and CNN and appeared in the New York Times.

About Medicsight

Medicsight is a developer of enterprise computer aided detection (CAD) software for the medical imaging market. Tested on one of the world’s largest databases of CT scan data, Medicsight’s software solutions help clinicians identify and measure suspicious lung lesions and colorectal polyps. The company’s FDA approved CAD software products, LungCAD and ColonCAD, are designed to improve workflow and productivity through a joint-read feature that allows a clinician to review the original image simultaneously with the Medicsight CAD findings. Headquartered in London, Medicsight employs more than 60 people and also has offices in the United States, Gibraltar, Japan, and China. Product and company information can be found on www.medicsight.com. Stock symbol: OTCBB:MSHT

All forward-looking statements are made pursuant to the ‘safe harbor’ provisions of the Private Securities litigation Reform Act of 1995.  Forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized.  Potential risks and uncertainties include, but are not limited to, the risks described in company filings with the Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDICSIGHT, INC.
	By:	/s/ Paul Gothard
Paul Gothard
Chief Financial Officer
Date: August 15, 2005